4025 South Riverpoint Parkway, Phoenix, AZ 85040

Exhibit 10.2

August 20, 2014

Mr. Joseph D’Amico
[address redacted]

Re:    Extension of Consulting Agreement

Dear Joe:

Reference is made to the Consulting Agreement between Joseph D’Amico (“Consultant”) and Apollo Education Group, Inc. (the “Company”) effective as of September 1, 2013 (the “Agreement”). Pursuant to Section 2 of the Agreement, the Company and Consultant hereby agree to amend the Agreement as follows:

Effective as of September 1, 2014, Section 2 of the Agreement is hereby amended to read as follows:

2.
Term of Agreement. This Agreement shall commence as of the Effective Date and shall continue until August 31, 2015 (the “Consultancy Period”), unless (i) earlier terminated pursuant to a right of termination specified in this Agreement or (ii) extended pursuant to a written agreement or amendment executed by each party hereto.

Other than the terms and conditions that have been expressly modified by this letter agreement, all terms and conditions of the Agreement remain in full force and effect.

Sincerely,

APOLLO EDUCATION GROUP, INC.

By:	/s/ Fred Newton
Fred Newton
SVP Human Resources

SO AGREED:

/s/ Joseph L. D’Amico	8/21/14
Joseph D’Amico	Date